LOAN AGREEMENT

BETWEEN

QIF Malta 1 Ltd., a private limited liability company constituted under the laws of Malta with company registration number C48749 and with registered office at Palazzo Pietro Stiges, 90 Stait Street Valleta LT1436, Malta, duly represented hereon by Raul Cortes;

Hereunder named “The Lender”

AND

VISION INDUSTRIES CORP.

Accountholder:  Vision Motor Corp. 120 Eucalyptus Drive El Segundo, CA  90245, USA

Hereunder named “The Borrower”

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

Subject to the terms and conditions of this Agreement, the Lender will grant a loan to the Borrower for an amount of USD 500’000.00 on 28.12.2010 (Loan Date).

2.

Beneficiary:

Vision Motor Corp. 120 Eucalyptus Drive El Segundo, CA  90245, USA.

3.

Vision Wire Instructions:

4.

The yearly interest rate is set at 5.0 p.a., (five percent), payable annually, simple interest.

5.

The Loan matures on the second anniversary from the Loan Date, but can be paid back at any time without penalty.

Executed in as many copies as parties, each of the parties recognizing that t has receied its copy.

This agreement is subject to Malta laws.

Zollikon, 21st December 2010

/s/ Raul Cortes The Lender Raul Cortes Director QIF Malta 1 Ltd	/s/ Martin Schuermann The Borrower Martin Schuermann President Vision Industries Corp.